Exhibit 99.1

Atlas Technical Consultants Announces Significant Recapitalization and

Simplification of Its Capital Structure

- Expands Borrowing Capacity and Significantly Increases Liquidity -

- Lowers Cost of Capital and Extends Debt Maturities –

- Redeems in Full the Company’s Series A Senior Preferred Units at Par -

Austin, TX (February 26, 2021) – Atlas Technical Consultants, Inc. (Nasdaq: ATCX) (together with its subsidiaries, “Atlas” or the “Company”), a leading provider of professional testing, inspection, engineering, environmental, and consulting services, announced today a significant recapitalization and simplification of the Company’s capital structure. The Company has replaced its current debt and preferred equity agreements with a new, more economically favorable term loan credit agreement funded by funds and accounts managed or advised by Blackstone Credit or its affiliates, consisting of $432 million of long-term debt maturing in 2028 and a $75 million committed delayed draw term loan. The Company also replaced its existing revolving credit facility with a new five-year, $40 million asset based revolving credit agreement with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”). The Company used a portion of net proceeds from the new debt to repay all of its $270 million of outstanding borrowings under its existing term loan, including by rolling nearly $62 million of its existing term loans into the new term loan facility, and to redeem in full the Company’s $154 million of outstanding Series A preferred equity units at a redemption price of par plus accrued and unpaid dividends.

David D. Quinn, Sr., Chief Financial Officer of Atlas, stated, “This milestone transaction represents the latest transformative step in our multi-year plan to streamline and optimize our capital structure to support our growth objectives through both organic expansion and deleveraging acquisitions. Through these immensely beneficial actions, we are eliminating our preferred equity, simplifying our debt structure, reducing borrowing costs and adding financial flexibility for accretive initiatives. We expect that this recapitalization and its projected savings, along with disciplined cash management, will continue to enhance the cash flow generated by our business and returns to our shareholders. We are extremely pleased to be partnering with two of the most respected lending partners in Blackstone and JPMorgan Chase and appreciate their confidence in our strategy and their deep commitment to supporting our business as we accelerate growth.”

The transaction represents significant progress on the Company’s near-term goal of simplifying and optimizing its capital structure, including the following benefits:

•	Fully redeems the Company's outstanding preferred equity at par;
•	Replaces the existing debt and preferred equity structure with a single $432 million long-term loan, a $75 million committed delayed draw term loan and a $40 million asset-based revolver with an uncommitted $20 million expansion feature, providing increased funding sources and liquidity for growth;
•	Lowers the overall aggregate interest rate on debt by nearly 100 basis points, including a 375-basis point reduction in the interest rate spread on the revolver to LIBOR plus 2.50%, while eliminating the LIBOR floor;

•	Reduces amortization on long-term debt from the current 5% annually to 0% in year one, and 1% thereafter through the term of the loan, which has been extended by two years to 2028;
•	Decreases average annual cash outlays on overall debt service and dividends by an estimated $13 million in year one and $8 million thereafter;
•	Increases access to liquidity by approximately $116 million over the next two years to support new growth initiatives and M&A; and
•	Positions Atlas to accelerate its target net leverage reductions through anticipated EBITDA growth by executing on the Company’s organic growth and deleveraging M&A strategy in the coming years.

Brad Colman, Senior Managing Director of Blackstone, stated, “We are proud to be a partner to Atlas and its management team. Since becoming public, Atlas has demonstrated the resilience of its business model. The Company’s strong performance through the pandemic has further reinforced our conviction in Atlas’ growth strategy and solid footing to produce attractive returns.” Josh Lafer, Principal of Blackstone, added, “Through this transaction, we believe we are further optimizing the Company’s capital structure for continued success. With over $500 million of committed capital from Blackstone, we believe Atlas is well positioned for growth as we see increased investments in transportation, infrastructure and environmental solutions across the US over the coming years.”

L. Joe Boyer, Chief Executive Officer of Atlas, concluded, “This transaction builds on the significant strides we have taken to improve our capital structure since becoming a public company. We are expanding our liquidity and unlocking additional cash flow that puts us in an even stronger position to execute on our deleveraging M&A strategy as an acquirer of choice. This increased flexibility, coupled with our expanding backlog, better positions our business to grow and to outperform as our end markets continue to improve."

Inclusive of the Company’s warrant exchange concluded in late 2020 and the continued conversion of Class B common shares to Class A shares, as of February 25, 2021 the Company has 35,280,412 common shares outstanding consisting of 15,111,978 Class A shares and 20,168,434 Class B shares.

Advisors

Thompson & Knight LLP acted as legal counsel to Atlas, Willkie Farr & Gallagher LLP acted as legal counsel to Blackstone and Vinson & Elkins LLP acted as legal counsel to JPMorgan Chase.

About Atlas Technical Consultants

Headquartered in Austin, Texas, Atlas is a leading provider of professional testing, inspection, engineering, environmental, program management, and consulting services. Under the name Atlas Technical Consultants, we offer solutions to public and private sector clients in the transportation, commercial, water, government, education, and industrial markets. With a nationwide footprint and more than 3,300 employees, Atlas provides a broad range of mission-critical technical services, helping clients test, inspect, certify, plan, design, and manage a wide variety of projects across diverse end markets. For more information, go to https://www.oneatlas.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team's expectations, hopes, beliefs, intentions, or strategies regarding the future. The information included in this press release in relation to Atlas has been provided by Atlas and its management team, and forward-looking statements include statements relating to Atlas' management team's expectations, hopes, beliefs, intentions, or strategies regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us and are based on management's experience and perception of historical trends, current conditions, anticipated future developments, and other factors believed to be appropriate. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: (1) the effect, impact, potential duration or other implications of the COVID-19 pandemic and any expectations we may have with respect thereto; (2) the risk that our actual results may differ from the guidance we have provided; (3) the ability to recognize the anticipated benefits of our past acquisitions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain management and key employees; (4) changes adversely affecting the business in which we are engaged; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein.

Contacts:

Media

Karlene Barron

770-314-5270

karlene.barron@oneatlas.com

Investor Relations

512-851-1507

ir@oneatlas.com